Exhibit 3.33

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/06/2000 001610982 - 3325834

CERTIFICATE OF FORMATION

OF

CC FIBERLINK, LLC

1. The name of the limited liability company is CC FIBERLINK, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CC FIBERLINK, LLC this 6th day of December, 2000.

/s/ Brenda L. White
Brenda L. White, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/18/2002 020460130 - 3325834

Certificate of Amendment to Certificate of Formation

of

CC FIBERLINK, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC Fiberlink, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/S/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 05:03 PM 07/08/2003 FILED 04:52 PM 07/08/2003 SRV 030449315 - 3325834 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF FORMATION

OF

CC FIBERLINK, LLC

a Delaware limited liability company

CC FIBERLINK, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-211 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The Certificate of Formation of CC FIBERLINK, LLC (the “Certificate of Formation”) filed with the Delaware Secretary of State on December 6, 2000, is an inaccurate record of the Company.

2. Paragraph 1 of the Certificate of Formation inaccurately stated the name of the Company.

3. Paragraph 1 of the Certificate of Formation, in correct form, should read in its entirety as follows:

“1. The name of the limited liability company is CC Fiberlink, LLC”

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its Authorized Person this 8th day of July, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person